Exhibit 10.2
EXECUTION VERSION
SECURITY AGREEMENT
(Securities)
     1. Grant of Security Interest. As security for any and all Indebtedness (as defined below), the undersigned Gen-Probe Incorporated, a Delaware corporation (“Pledgor”), hereby irrevocably and unconditionally grants a security interest in and assigns and transfers to Bank of America, N.A. (and its successors and assigns) (collectively, “Bank”) all property referred to in Exhibit A attached hereto and incorporated herein, as hereafter amended or supplemented from time to time (the “Collateral”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     2. Indebtedness. “Indebtedness” means all “Obligations”, now or hereafter existing, as such term is defined in that certain Credit Agreement dated February 27, 2009 between Pledgor and Bank (as amended, restated or modified from time to time, the “Credit Agreement”), together with and including all obligations and liabilities of Pledgor to Bank hereunder.
     3. Trading or Substitution of Collateral. Subject to the terms of any documents or agreements between Pledgor and any Securities Intermediary, Pledgor may trade, substitute, withdraw or otherwise dispose of Collateral so long as (i) no Default has occurred and is continuing; and (ii) the Collateral Value, after giving effect to such trade, substitution, withdrawal or other disposition, equals or exceeds the Incurrence Borrowing Base. Subject to the foregoing, unless otherwise agreed by Bank in any credit agreement or otherwise, Bank shall be under no obligation to permit any trading, redemption, exchange, distribution or substitution of the Collateral or to permit the release of any Collateral or the proceeds thereof until the Indebtedness has been paid in full. In no event shall any trading, withdrawal or substitution be allowed of any Collateral which is the subject of a derivative hedging transaction with Bank without the prior consent of Bank. The provisions in this Section 3 shall supersede any authorization to trade as set forth in any control agreement.
     4. Collateral Maintenance. Pledgor acknowledges that it has been informed of the terms of the Indebtedness related to the Collateral. Such terms may include requirements to maintain collateral with an adequate loan value, and may grant to Bank the right to issue a margin call with respect to the Indebtedness. Pledgor represents that the address, telephone number and any facsimile number listed on the signature page for Pledgor are correct. In the event of any change in such contact information, Pledgor shall promptly notify Bank in writing in accordance with the provisions of the paragraph titled “Notices” below. Pledgor acknowledges and agrees that notice of noncompliance with the collateral maintenance requirements of the Indebtedness may be given orally or in writing, including facsimile. Any such oral or written notice to Pledgor shall be given in accordance with the notice provisions of this Agreement and shall be deemed received by Pledgor as provided herein provided that any oral notice shall be supplemented by a written notice delivered on the same or the immediately following business day.
     5. Pledgor’s Covenants, Warranties and Representations. Pledgor covenants, represents and warrants that unless compliance is waived by Bank in writing; provided any covenant shall be binding only so long as Lender shall have any Commitment under the Credit Agreement, any Loan or other Obligation under the Credit Agreement shall remain unpaid or unsatisfied (other than inchoate indemnification obligations), or any Letter of Credit shall remain outstanding:
     (a) Except as otherwise agreed by Bank in writing, Pledgor owns all of the Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Bank, and will keep all of the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except (i) the security interest of Bank and (ii) banker’s liens, rights of set-off and similar liens arising in the ordinary course of business in favor of Merrill Lynch Pierce Fenner & Smith, Inc. (“Depository Liens”).
     (b) Pledgor has the corporate power and authority to pledge, assign, transfer, deliver, deposit, set over and confirm unto Bank the Collateral as provided herein and will warrant and defend the title thereto and the security interest therein conveyed to Bank by this Agreement against all claims of all persons (other than Depository Liens) and will maintain and preserve such security interest.
     (c) The execution, delivery and performance of this Agreement and the pledge and/or delivery of the Collateral to Bank do not contravene any agreement, commitment, indenture, contract or other obligation or restriction affecting Pledgor.

     (d) This Agreement is the valid legal and binding obligation of Pledgor, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (e) This Agreement will not violate any provision of law applicable to Pledgor.
     (f) No authorization, approval or other action by and no notice to or filing with, any governmental authority is required for the pledge by Pledgor of the Collateral pursuant to this Agreement, or for the execution, delivery, or performance of this Agreement by Pledgor.
     (g) Pledgor shall, at Pledgor’s expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of said security interest and shall not take any actions that would alter, impair or eliminate said priority or perfection.
     (h) Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.
     (i) Pledgor’s exact legal name is correctly set forth on the signature page hereof. Pledgor will provide Bank with at least 30 days’ prior written notice of any change in Pledgor’s name or identity.
     (j) Pledgor’s chief executive office is, and has been for the four-month period preceding the date hereof (or, if less, the entire period of the existence of Pledgor), located in the State of California. In addition, Pledgor is a corporation organized under the laws of the State of Delaware. Pledgor shall give Bank at least thirty (30) days notice before changing the location of its chief executive office, type of organization, business structure or state of incorporation or organization.
     (k) Pledgor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the signature page hereof. Pledgor shall promptly notify Bank (i) of any change of its organizational identification number, or (ii) if Pledgor does not have an organizational identification number and later obtains one, of such organizational identification number.
     6. Representations, Warranties and Covenants Regarding Equity Securities Collateral. Pledgor hereby represents, warrants and covenants the following with respect to any equity securities comprising any or all of the Collateral (the “Equity Securities”) and covenants and agrees to promptly notify Bank in writing in the event that any of the foregoing representations and warranties is no longer true and correct:
     (a) To Pledgor’s knowledge, the Equity Securities have been duly authorized and are fully paid and non-assessable.
     (b) Except as specifically notified in writing by Pledgor to Lender, there are no restrictions on the pledge of the Equity Securities by Pledgor to Bank nor on the sale of the Equity Securities by Pledgor or Bank (whether pursuant to securities laws or regulations or any shareholder, lock-up or other similar agreement or insider trading rules of the issuer).
     (c) Pledgor is not an “affiliate” of the issuer of any of the Equity Securities, as such term is defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended, issued by the Securities and Exchange Commission.
     (d) Except as specifically notified in writing by Pledgor to Lender, the Equity Securities are freely and fully marketable by Pledgor or Bank as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirement.
     7. Powers of Bank. At any time, without notice unless expressly required elsewhere in this Agreement, and at the expense of Pledgor, Bank in its name or in the name of Pledgor may, but shall not be obligated to:

     (a) During the existence of an Event of Default, collect by legal proceedings or otherwise, endorse, receive and receipt for all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of the Collateral.
     (b) During the existence of an Event of Default, make any compromise or settlement it deems desirable or proper with reference to the Collateral.
     (c) Insure, protect and preserve the Collateral.
     (d) During the existence of an Event of Default, participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by Bank thereafter as Collateral pursuant to the provisions hereof.
     (e) During the existence of an Event of Default, cause Collateral to be transferred to its name or to the name of its nominee or the name of a depository or its nominee.
     (f) Obtain from any custodian or securities intermediary holding the Collateral any and all information with respect to the Collateral, without any further consent of or notice to Pledgor.
     (g) During the existence of an Event of Default, exercise as to the Collateral all the rights, powers and remedies of an owner necessary to exercise its rights under this Agreement, including without limitation, the right to sell or otherwise dispose of all or any part of the Collateral. Bank shall not vote any securities constituting Collateral except as instructed by Pledgor, unless an Event of Default exists and Bank has delivered to Pledgor a written notice of Bank’s intent to exercise such voting rights.
     Pledgor hereby appoints Bank its attorney-in-fact to carry out any of the powers granted by this paragraph. Without limiting the generality of the foregoing, Pledgor hereby appoints Bank its attorney-in-fact to execute and deliver any necessary stock powers, endorsements, assignments or other documents and agreements necessary to carry out any of the foregoing powers. The foregoing appointments shall be deemed coupled with an interest of Bank and shall not be revoked without Bank’s written consent. To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.
     8. Events of Default. Any one or more of the following shall be a default hereunder (each an “Event of Default”):
     (a) There occurs any “Event of Default” under and as defined in the Credit Agreement.
     (b) Any control agreement covering any Collateral is breached by Pledgor, or any other party to such control agreement (other than Bank) terminates the control agreement or denies the enforceability of the control agreement.
     9. Remedies. If an Event of Default has occurred and is continuing, Bank may do any one or more of the following:
     (a) Declare any Indebtedness immediately due and payable, without notice or demand.
     (b) Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner; provided, however, that, Bank shall not have the right to vote any securities constituting Collateral until Bank has provided written notice to Pledgor after the occurrence of an Event of Default of Bank’s intent to exercise such right.
     (c) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code as in effect in any applicable state (the “UCC”) and any other applicable law.

     (d) Sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as Bank may elect. Bank may purchase the Collateral for its own account at any such sale. Bank shall give Pledgor such notice of any public or private sale as may be required by the UCC; provided that, if Bank fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, Bank shall have no liability or responsibility to Pledgor for such loss. Pledgor further acknowledges that a private sale may result in less proceeds than a public sale.
     (e) Enforce the security interest of Bank in any deposit account which is part of the Collateral by applying such account to the Indebtedness.
     (f) Exercise any other remedy provided under this Agreement or by any applicable law. Pledgor acknowledges that all such rights and remedies are cumulative, and the exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.
     (g) Comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral.
     (h) Sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral.
     10. Waivers. Bank shall be under no duty or obligation whatsoever (a) to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Bank as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, or (b) except as expressly provided herein, to give Pledgor notice of, or to exercise, any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any Collateral.
     11. Return of Collateral. Bank may at any time deliver the Collateral or any part thereof to Pledgor and the receipt of Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.
     12. Transfer of Collateral. Upon the assignment of all or any part of the Indebtedness in accordance with the Credit Agreement, Bank may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Bank hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred Bank shall retain all rights and powers hereby given.
     13. Continuing Agreement. This is a continuing Security Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Pledgor or any one or more of them to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of Pledgor or any one or more of them, or any other event or proceeding affecting Pledgor or any one or more of them.
     14. Continuing Powers. Until all Indebtedness shall have been paid in full, the power of sale and all other rights, powers and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor or any one or more of them may have ceased. Pledgor waives the benefit of any statute of limitations as applied to this Agreement.
     15. Custody of Collateral. Bank may, in its discretion, hold some or all of the Collateral in an account with a custody unit of Bank. Pledgor shall reimburse Bank for the usual custody charges and expenses of Bank’s custody unit. Bank may, in its sole discretion, retain the Collateral in physical form or with a depository. Bank shall not be liable for any loss to the

Collateral resulting from acts of God, war, civil commotion, terrorist activity, fire, earthquake, or other disaster beyond the reasonable control of Bank, or for any other loss or damage to the Collateral unless shown to have arisen from Bank’s intentional misconduct or lack of reasonable care.
     16. [Reserved]
     17. Custody of Collateral at Securities Intermediary. Subject to Section 15, the Collateral may be held only at Merrill Lynch Pierce Fenner & Smith, Inc. (the “Securities Intermediary”). Pledgor shall pay to the Securities Intermediary any charges or costs imposed by the Securities Intermediary. Pledgor at no time shall request that the Securities Intermediary release any Collateral required to be maintained under this Agreement to Pledgor, except as expressly permitted by Bank. Bank may require that Pledgor obtain a control agreement, signed by the Securities Intermediary, in form and substance acceptable to Bank. Bank may, at any time during the existence of an Event of Default, require the Securities Intermediary to do any or all of the following: (a) disburse any or all of the Collateral to Bank; (b) allow Bank (and not Pledgor) to exercise any rights relating to the Collateral; (c) sell some or all of the Collateral and remit the sales proceeds (less the Securities Intermediary’s normal sales charge) to Bank; and (d) buy and sell Collateral only upon the instructions of Bank (and not Pledgor). Notwithstanding anything to the contrary herein, Bank agrees that it will not send a Notice of Exclusive Control (as defined in the control agreement with the Securities Intermediary) or otherwise exercise control regarding Pledgor’s Account unless an Event of Default shall have occurred and be continuing.
     18. Indemnity Regarding the Securities Intermediary. Pledgor hereby agrees to indemnify, defend and hold harmless Bank, its successors and assigns and its directors, officers, employees and agents, from and against any and all losses, liabilities, damages, obligations, deficiencies, payments, costs and expenses (including, without limitation, costs and expenses of any and all actions, suits, proceedings, arbitrations, demands, assessments, judgments, settlements, compromises relating thereto and reasonable attorneys’ fees and disbursements in connection therewith, and including allocated costs of in-house counsel) sustained or incurred by Bank or any other indemnitee in any way arising from or related to Bank’s actions with respect to the Securities Intermediary as contemplated herein or contemplated by any agreement with or notice to the Securities Intermediary, except to the extent that such losses, liabilities, damages, obligations, deficiencies, payments, costs or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Bank.
     19. Termination. When all the Obligations (other than inchoate indemnification obligations) have been paid in full and the Commitment shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Agreement shall terminate (other than Sections 18, 20, 21, 22, 23 and 24 hereof, which shall remain in effect) and the Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Lender shall, upon the request and at the sole cost and expense of the Pledgor, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Lender except as to the fact that the Lender has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Lender and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC 3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.
     20. Costs. All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Bank in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, and including the charges and expenses of Bank’s custody unit or of any Securities Intermediary, shall become a part of the Indebtedness secured hereunder and shall be paid to Bank by Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments).
     21. Notices. Unless otherwise provided or agreed to herein or required by law, notice and communications provided for in this Agreement shall be delivered in accordance with the terms of the Credit Agreement.
     22. Miscellaneous.
     (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.

     (b) Pledgor hereby authorizes Bank to file one or more financing statements describing all or part of the Collateral, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor. Pledgor agrees to furnish any such information to Bank promptly upon request.
     (c) At the request of Bank, Pledgor shall execute such other agreements, documents or instruments in connection with this Agreement as Bank may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Bank herein.
     (d) This Agreement shall be governed by and construed according to the internal laws of the State of California, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction.
     (e) References to “UCC” in this Agreement shall mean the Uniform Commercial Code as in effect from time to time in the state referred to in subparagraph (d) above; provided that if by mandatory provisions of law, the perfection, the effect of perfection or non-perfection, or the priority of the security interests granted in this Agreement, as well as all other security interests created or assigned as additional security for the Indebtedness under the provisions of this Agreement, in any collateral is governed by the Uniform Commercial Code as in effect in any other jurisdiction, the “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection, effect of perfection or non-perfection, or the priority of security interests. Any term used or defined in the UCC and not defined in this Agreement has the meaning given to the term in the UCC, when used in this Agreement.
     (f) This Agreement shall benefit Bank’s successors and assigns and shall bind Pledgor’s successors and assigns, except that Pledgor may not assign its rights and obligations under this Agreement. This Agreement shall bind all parties who become bound as a debtor with respect to the Indebtedness.
     (g) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.
     (h) Pledgor shall immediately deliver to Bank (or the Securities Intermediary, if any) any Collateral now or hereafter in Pledgor’s possession.
     (i) In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.
     23. WAIVER OF JURY TRIAL. TO THE EXTENT ALLOWED BY APPLICABLE LAW, PLEDGOR AND BANK EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS AGREEMENT.
     24. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS SECURITY AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of page left blank]

     In Witness Whereof, Pledgor has executed this Agreement by its duly authorized officer, as of February 27, 2009.

Pledgor’s Chief Executive Office: 10210 Genetic Center Drive San Diego, CA 92121	Pledgor: GEN-PROBE INCORPORATED
	By:	/s/ HERM ROSENMAN
Title: Chief Financial Officer and
Senior Vice President, Finance

Exhibit A to Security Agreement
Description of Collateral
     (a) Account number 291-07552 maintained by Merrill Lynch Pierce Fenner & Smith, Inc. (“ML”) titled “WCMA Account”, Account number 291-07107 maintained by ML titled “IIA Account”, and all successor and replacement accounts, regardless of the number of such accounts or the offices at which such accounts are maintained (the “Accounts”) and all rights of Pledgor against ML in connection with the Accounts.
     (b) All investment property, security entitlements, financial assets, certificated securities, uncertificated securities, money, deposit accounts, instruments, general intangibles and all other investments or property of any sort now or hereafter held, maintained or administered by ML in the Accounts.
     (c) All present and future income, proceeds, earnings, increases, and substitutions from or for the foregoing property of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the foregoing property, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the foregoing property, and all other property Pledgor is entitled to receive on account of the foregoing property, including accounts, documents, instruments, chattel paper, and general intangibles.